UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2006

T REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-49782	52-2140299
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective December 4, 2006, Scott D. Peters resigned as chief financial officer of T REIT, Inc., or the Company.

(c) Effective December 4, 2006, Courtney A. Brower, age 28, was appointed to serve in the capacity of chief accounting officer for the Company. Ms. Brower will also continue to serve in her capacity as REIT Financial Reporting Manager for Triple Net Properties, LLC, the Company’s Advisor, which she has assumed since July 2004, having served as its Senior REIT Accountant since October 2003. Since January 2006, Ms. Brower has also served as the chief accounting officer for G REIT, Inc. From September 2001 to October 2003, Ms. Brower gained public accounting experience while employed with Deloitte and Touche LLP. Ms. Brower is a Certified Public Accountant and received her B.A. in Business Economics with a minor in Accounting from the University of California, Los Angeles.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, Inc.

December 7, 2006	By:	/s/ Jack R. Maurer

Name: Jack R. Maurer
Title: Chief Executive Officer and President